THE MONEY STORE INC.
                             TMS AUTO HOLDINGS, INC.

                        The Money Store Auto Trust 1997-2






                 $160,000,000 Class A-1 6.17% Asset Backed Notes
                 $60,500,000 Class A-2 6.495% Asset Backed Notes
                   $4,500,000 6.64% Asset-Backed Certificates

                             UNDERWRITING AGREEMENT




                                                              June 19, 1997

SMITH BARNEY INC.
as Representative (the "Representative")
 of the several Underwriters named
 herein
390 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     The Money Store Inc., a New Jersey corporation ("TMSI") and TMS Auto Holdings, Inc., a Delaware corporation (the "Seller") propose to cause THE MONEY STORE AUTO TRUST 1997-2 (the "Trust") to issue and sell $160,000,000 principal amount of its Class A-1 6.17% Asset Backed Notes (the "Class A-1 Notes"), and $60,500,000 principal amount of its Class A-2 6.495% Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") and $4,500,000 principal amount of its 6.64% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to the several underwriters named in Schedule I attached hereto (the "Underwriters"). The assets of the Trust include, among other things, a pool of non-prime receivables generated pursuant to motor vehicle retail installment sale contracts (the "Initial Receivables") acquired by the Seller pursuant to a purchase agreement dated as of May 31, 1997 (the "Purchase Agreement") between the Seller and TMS Auto Finance, Inc., all monies received under the Initial Receivables after, with respect to each Initial Receivable, the later of (x) May 31, 1997 and (y) the date of its origination (the "Initial Cutoff Date"), additional receivables generated pursuant to motor vehicle retail installment sale contracts (the "Subsequent Receivables," and together with the Initial Receivables, the "Receivables") to be conveyed to the Trust subsequent to the date of issuance of the Securities and all monies received under the Subsequent Receivables after their respective subsequent cutoff dates (each, a "Subsequent Cutoff Date"), an assignment of the security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, a note guaranty insurance policy issued by MBIA Insurance Corporation (the "Insurer") to the Indenture Trustee (as defined below) for the benefit of the Noteholders (the "Note Policy"), a certificate guarantee insurance policy issued by the Insurer to the Owner Trustee (as defined herein) for the benefit of the Certificateholders (the "Certificate Policy" and, with the Note Policy, the "Policies") and certain other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of May 31, 1997 (the "Sale and Servicing Agreement") among the Trust, the Seller, TMSI and TMS Auto Finance Inc., as servicer (the "Servicer"). Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks imposed on the Trust under the Indenture. The Notes will be issued pursuant to the Indenture to be dated as of May 31, 1997 (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Chase Manhattan Bank, a New York banking corporation (the "Indenture Trustee" and in its capacity as collateral agent, the "Indenture Collateral Agent"). The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to a Trust Agreement to be dated as of May 31, 1997, between the Seller and Bankers Trust (Delaware), as owner trustee (the "Owner Trustee"). The Policies will be issued pursuant to the Insurance Agreement dated as of May 31, 1997 by and among the Insurer, TMSI, the Seller, the Servicer, the Trust, the Indenture Trustee and the Owner Trustee. In connection with the transactions contemplated hereby, the Representative, the Insurer and TMSI will enter into an Indemnification Agreement dated as of June 26, 1997 (the "Indemnification Agreement").

     Prior to the delivery of the Securities by the Seller, and the public offering thereof by the Underwriters, the Representative, the Seller and TMSI shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"), which shall specify such applicable information as is indicated in, and be in substantially the form of, Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     The Seller and TMSI understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered.

     Section 1. REPRESENTATIONS AND WARRANTIES OF TMSI AND THE SELLER.

     (a) TMSI and the Seller represent and warrant to each of the Underwriters as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

               (i) TMSI and the Seller have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-14075) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Securities constituting a part thereof as from time to time amended or supplemented (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference are respectively referred to herein as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to TMSI, the Seller and the Registration Statement.

               (ii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by TMSI and the Seller for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to TMSI and the Seller in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus and provided further, that the Company makes no representations or warranties as to any information in any Computational Materials (as defined in Section 11 below) provided by any Underwriter to the Company pursuant to Section 11, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The conditions to the use by TMSI and the Seller of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, the Servicer, TMSI and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of each of TMSI, the Seller and the Servicer to perform its obligations under the Basic Documents (as defined below) to which it is a party and (B) there have been no transactions entered into by the Seller, the Servicer, TMSI or any of its subsidiaries, other than those in the ordinary course of business, which would have a material adverse effect on the ability of the Seller, the Servicer or TMSI to perform its obligations under this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Indemnification Agreement and the Insurance Agreement (this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Indemnification Agreement and the Insurance Agreement being herein referred to, collectively, as the "Basic Documents") to which it is a party.

               (iv) Each of TMSI, the Seller and the Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party; and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the ability of any of TMSI, the Seller or the Servicer to perform its obligations under the Basic Documents to which it is a party, or (B) the business, properties, financial position, operations or results of operations of TMSI, the Seller or the Servicer.

               (v) Any person who signed this Agreement on behalf of TMSI or the Seller was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of each of TMSI and the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcementis considered in a proceeding in equity or at law.

               (vi) Each Basic Document to which it is a party has been duly and validly authorized by TMSI, the Seller and the Servicer and, when executed and delivered by TMSI, the Seller and the Servicer, as the case may be, and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of TMSI, the Seller and the Servicer, as the case may be, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and such Basic Documents and the Policies conform in all material respects to the statements relating thereto contained in the Prospectus.

               (vii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture. The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Trust Agreement. The Securities conform in all material respects to all statements relating thereto contained in the Prospectus.

               (viii) Neither the grant of the security interest in the Collateral to the Indenture Collateral Agent pursuant to the Indenture, nor the issuance or delivery of the Notes or the Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document, nor the execution and delivery by each of TMSI, the Seller and the Servicer of the Basic Documents to which it is a party, nor the fulfillment of the terms of the Notes or the Certificates or each such Basic Document will result in the breach of any term or provision of the charter or by-laws of TMSI, the Seller or the Servicer, and none of TMSI, the Seller and the Servicer is in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject, or (B) any law, decree, order, rule or regulation applicable to TMSI, the Seller, the Servicer or the Receivables of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over any such entity or its properties or the Receivables, the default in or the breach or violation of which would have a material adverse effect on TMSI, the Seller or the Servicer or the ability of any such entity to perform its obligations under the Basic Documents to which it is a party; and neither the issuance or delivery of the Notes or the Certificates, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Notes or the Certificates or the Basic Documents will result in such a breach, violation or default which would have such a material adverse effect.

               (ix) Except as described in the Prospectus, there is no action, suit or proceeding against or investigation of TMSI, the Seller or the Servicer now pending, or, to the knowledge of TMSI or the Seller, threatened against TMSI, the Seller or the Servicer, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B) (1) asserting the invalidity of any Basic Document or the Notes or the Certificates, (2) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by any of TMSI, the Seller or the Servicer of its obligations under the Basic Documents to which it is a party, or the validity or enforceability of any Basic Document or the Notes or the Certificates or (4) seeking to adversely affect the federal income tax attributes of the Notes or the Certificates described in the Prospectus; all pending legal or governmental proceedings to which TMSI, the Seller or the Representative is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to TMSI's, the Seller's and the Servicer's ability to perform their respective obligations under the Basic Documents to which each is a party.

               (x) Each of TMSI, the Seller and the Servicer possesses such licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by it (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Notes or the Certificates) and none has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of such entity to perform its obligations under the Basic Documents to which it is a party.

               (xi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act, the Trust Indenture Act or the 1933 Act Regulations or state securities laws.

               (xii) At the time of execution and delivery of the Sale and Servicing Agreement by TMSI, the Seller, the Servicer and the Trust, the Trust will have acquired good title to the Initial Receivables (including an assignment of the security interests in the Financed Vehicles securing the Initial Receivables and the proceeds of each of the foregoing), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and, upon delivery to the Underwriters of the Securities, the Underwriters will have good and marketable title to the Securities free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. At each Subsequent Transfer Date, the Trust will have acquired good title to the Subsequent Receivables (including an assignment of the security interests in the Financed Vehicles securing the Subsequent Receivables and the proceeds of each of the foregoing), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (xiii) The transfer of the Initial Receivables by TMS Auto Finance to the Seller, and by the Seller to the Trust at Closing Time will be treated by TMS Auto Finance and the Seller for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt. The transfer of the Subsequent Receivables by TMS Auto Finance to the Seller, and by the Seller to the Trust at the applicable Subsequent Transfer Date will be treated by TMS Auto Finance and the Seller for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

               (xiv) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents and the Securities which have become due or will become due on or prior to Closing Time shall have been paid at or prior to Closing Time.

               (xv) The Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

               (xvi) The Receivables are chattel paper as defined in the UCC as in effect in the State of California.

     (b) Any certificate signed by any officer of TMSI, the Seller or the Servicer and delivered to the Representative on behalf of the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by TMSI, the Seller and the Servicer as to the matters covered thereby.

     Section 2. DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell the Securities to the Underwriters. In the event that the initial remittance rates and prices for the Securities have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representative, TMSI and the Seller.

     (b) Delivery of the Certificates shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Representative, TMSI and the Seller, at 10:00 A.M., New York City time, on June 26, 1997, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, TMSI and the Seller (such time and date of payment and delivery being herein called "Closing Time").

     (c) The Securities to be delivered will be initially represented by one or more Class A-1 Notes, one or more Class A-2 Notes and one or more Certificates registered in the name of Cede & Co., the nominee of the Depository Trust Company ("DTC").

     For purposes of this Agreement, all Securities initially represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC, shall be referred to herein, collectively, as the "DTC Securities."

     The interests of beneficial owners of the DTC Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes and Definitive Certificates will be available in exchange for DTC Securities only under the limited circumstances specified in the Indenture and Trust Agreement. The DTC Securities to be purchased by the Underwriters will be delivered by the Seller to the Underwriters (which delivery shall be made through the facilities of DTC) against payment of the purchase price therefor. Each of the Underwriters hereby agrees, severally and not jointly, subject to the terms, conditions and provisions hereof, to purchase from the Trust the Securities in the principal amounts set forth opposite its name on Schedule I at the prices specified in the Pricing Agreement. The purchase price shall be paid by the Representative by a same day federal funds wire payable to the order of the Seller or its designee. The Securities will be made available for examination by the Representative not later than 10:00 A.M. on the last business day prior to Closing Time.

     (d) The Securities shall be offered to the public from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.

     Section 3. COVENANTS OF TMSI AND THE SELLER. TMSI and the Seller covenant with each of the Underwriters as follows:

                           (a) Either TMSI or the Seller will promptly notify the Representative, and confirm the notice in writing, (i) of any amendment to the Registration Statement; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose; and (iv) of the receipt by either of any notification with respect to the suspension of the qualification of the Notes or the Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. TMSI and the Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                   (b) Either TMSI or the Seller will give the
           Representative notice of their intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which they propose for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

                           (c) TMSI and the Seller will deliver to the Representative as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Representative may reasonably request.

                           (d) TMSI and the Seller will furnish to the Representative, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                           (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, TMSI and the Seller will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and TMSI and the Seller will furnish to the Representative a reasonable number of copies of such amendment or supplement. Neither the consent of the Representative of, nor the delivery by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                    (f) TMSI and the Seller will endeavor, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that neither TMSI nor the Seller shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, TMSI and the Seller will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

                           (g) TMSI and the Seller will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                           (h) So long as any Notes or Certificates shall be outstanding, TMSI and the Seller will deliver to the Underwriters, as promptly as practicable, such information concerning TMSI, the Seller, the Servicer or the Notes or other Certificates as the Representative may reasonably request from time to time.

     Section 4. PAYMENT OF EXPENSES. TMSI and the Seller will pay all expenses incident to the performance of their obligations under this Agreement, including
(i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to Section 11); (ii) the reproducing of the Basic Documents and the Indenture; (iii) the preparation, printing, issuance and delivery of the DTC Securities to the Underwriters; (iv) the fees and disbursements of (A) the Underwriters' counsel, (B) accountants for TMSI and the Seller and issuer of the comfort letter, (C) the Indenture Trustee and its counsel, (D) the Owner Trustee and its counsel, and (E) DTC in connection with the book-entry registration of the DTC Securities; (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by the Insurer; (viii) the fees charged by each of Standard & Poor's Structured Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") for rating the Securities; and (ix) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey.

     If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) (unless, in the case of Section 9(a)(i), such termination arises from a change or development involving a prospective change in or affecting the business or properties of the Insurer), TMSI and the Seller shall reimburse the Representative for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of TMSI and the Seller herein contained or in any of the Basic Documents, to the performance by TMSI and the Seller of their respective obligations hereunder, and to the following further conditions:

                           (a) The Registration Statement shall have become effective and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Time, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

                           (b) At Closing Time, the Representative shall have received:

                                    (i)  The favorable opinion, dated
                  as of Closing Time, of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, to the effect that:

                                                (A)      The Registration
                           Statement is effective under the 1933 Act, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                                (B)  At the time the
                           Registration Statement became effective and at the Representation Date, the Registration
                           Statement (other than the financial, numerical, statistical and quantitative information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                                                (C)  The information in
                           the Prospectus under "The Notes," "The Certificates" and "Description of the Purchase Agreements and the Trust Documents" and the information in the Prospectus Supplement under "Description of the Notes" and "Description of the Certificates" insofar as they constitute summaries of certain provisions of the Notes, the Certificates, the Indenture and the Trust Agreement, summarizes fairly such provisions.

                                                (D)  The information in
                           the base Prospectus under "Prospectus Summary -- Tax Status," "Prospectus Summary -- ERISA Considerations" "Federal Income Tax Consequences," and "ERISA Considerations" and in the Prospectus Supplement under "Summary of Terms -- Tax Status," "Summary of Terms -- ERISA Considerations," "Certain Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

                                               (E)  The Seller and the
                           Servicer have been duly incorporated and are validly existing and in good standing under the laws of the State of Delaware.

                                               (F)  The Seller has the
                           power to engage in the transactions contemplated by each of this Agreement, the Pricing Agreement, the Indemnification Agreement and the Trust Agreement, and the Seller and the Servicer have the power to engage in the transactions contemplated by each of the Sale and Servicing Agreement, the Insurance Agreement and the Purchase Agreement, and have all requisite power, authority and legal right to execute and deliver this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Indemnification Agreement, the Insurance Agreement and the Trust Agreement, as the case may be (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                              (G)  Each of the Sale
                           and Servicing Agreement, the Insurance Agreement and the Purchase Agreement has been duly authorized, executed and delivered by the Seller and the Servicer, and each of the Trust Agreement, the Indemnification Agreement, the Pricing Agreement and this Agreement has been duly authorized, executed and delivered by the Seller. Assuming due authorization, execution and delivery by the other parties thereto, the Sale and Servicing Agreement, the Purchase Agreement, the Indemnification Agreement, the Insurance Agreement, the Trust Agreement, the Pricing Agreement and this Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller and the Servicer, as the case may be, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                              (H)      The Receivables are
                           chattel paper as defined in the UCC as in effect in the State of California.

                                              (I)  The Seller is not,
                           and will not as a result of the offer and sale of the Securities as contemplated in the Prospectus and this Agreement become, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

                                             (J)  All actions
                           required to be taken and all filings required to be made by the Seller or the Trust under the 1933 Act and the 1934 Act prior to the sale of the Securities have been duly taken or made.

                                             (K)  The Trust Agreement
                           need not be qualified under the Trust Indenture
                           Act and the Trust is not required to register under the Investment Company Act.

                                             (L)  The Indenture has
                           been duly qualified under the Trust Indenture
                           Act.

                                                 Stroock & Stroock & Lavan LLP
                  shall additionally provide an opinion, in form and substance satisfactory to the Rating Agencies, that if a court concludes that the transfer of the Receivables from the Seller to the Owner Trustee on behalf of the Trust is a sale, the interest of the Trust in the Receivables, the interest of the Trust in the Seller's security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing will be perfected upon the filing of appropriate UCC-1 financing statements and, if a court concludes that such transfer is not a sale, the Sale and Servicing Agreement constitutes a grant by the Seller to the Trust of a valid security interest in the Receivables, the interest of the Trust in the Seller's security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of appropriate UCC-1 financing statements.

                                                Stroock & Stroock & Lavan LLP
                  shall additionally provide an opinion, in form and substance satisfactory to the Rating Agencies, regarding the creation and attachment of a security interest in the Collateral (including, without limitation, the Trust Estate, as to which such opinion shall also cover the perfection and priority of the Indenture Collateral Agent's interest therein) in favor of the Indenture Trustee on behalf of the Noteholders. Such opinions may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the States of New York and California.

                                              In rendering its opinion, Stroock
                  & Stroock & Lavan LLP shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by TMSI for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at
                   Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (i) the financial, numerical, statistical and quantitative information contained therein and (ii) the information under the heading "The Insurer," as to which such counsel need express no view).

                                            In rendering its opinions, Stroock
                  & Stroock & Lavan LLP may rely on certificates of responsible officers of the Seller, the Indenture Trustee, the Owner Trustee, and public officials or, as to matters of law other than New York, California or Federal law or the General Corporation Law of the State of Delaware, on opinions of other counsel (copies of which opinions shall be delivered to you). Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Representative.

     (ii) The favorable opinion of Stroock & Stroock & Lavan LLP, special California counsel for the Seller and the Servicer, dated as of the Closing Time to the effect that (i) noting the assignee's name on a certificate of title, where a validly perfected security interest in a motor vehicle, registered in California and for which a certificate of title has been issued by the Department of Motor Vehicles of the State of California, is not necessary to continue the perfection of the security interest assigned as against the debtor on the Contract, creditors and transferees of the debtor on the Contract, and
(ii) the Indenture Collateral Agent has acquired a perfected first priority security interest in the Financed Vehicles located in the State of California and subject to the statutes, laws and regulations governing motor vehicles located in the State of California. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of California.

     (iii) The favorable opinion, dated as of Closing Time, of corporate counsel for the Seller, the Servicer and TMSI, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                               (A)  TMSI has been duly
                           organized and is validly existing and is in good standing under the laws of the State of New Jersey.

                                               (B)  TMSI has the power
                           to engage in the transactions contemplated by this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Indemnification Agreement and the Insurance Agreement and has all requisite power, authority and legal right to execute and deliver this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Indemnification Agreement and the Insurance Agreement (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                               (C)  This Agreement,
                           the Pricing Agreement, the Sale and Servicing Agreement, the Indemnification Agreement and the Insurance Agreement have been duly authorized, executed and delivered by TMSI and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding agreements of TMSI and assuming such agreements were governed by the laws of the State of New Jersey, would be enforceable in accordance with their respective terms against TMSI subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                                (D)  Neither the
                           transfer of the Receivables by the Seller to the Owner Trustee on behalf of the Trust, nor the assignment by the Seller of the Trust Estate to the Trust, nor the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Sale and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, the Purchase Agreement, this Agreement and the Pricing Agreement, in the case of the Seller and TMSI, and the Sale and Servicing Agreement, the Insurance Agreement and the Purchase Agreement, in the case of the Servicer, and the Trust Agreement, in the case of the Seller, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the Certificate of Incorporation or Bylaws of TMSI, the Seller or the Servicer, as applicable, (b) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which TMSI, the Seller or the Servicer, as applicable, is a party or by which it is bound or to which it is subject or (c) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge, or of any court, governmental authority or regulatory body to which TMSI, the Seller or the Servicer, as applicable, is subject or by which it is bound, or results in, or will result in the creation or imposition of any lien or encumbrance upon the Trust Estate or upon the related Securities, except as otherwise contemplated by the Indenture.

                                                 (E)  No consent,
                           approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by TMSI or the Seller of, or compliance by TMSI or the Seller with, this Agreement, the Pricing Agreement, the Sale and Servicing Agreement, the Indemnification Agreement or the Insurance Agreement, or the offer, issuance, sale or delivery of the Securities, or, in the case of the Servicer, by the Servicer of, or compliance by the Servicer with, the Sale and Servicing Agreement, the Insurance Agreement or the Purchase Agreement, or, in the case of the Seller, by the Seller of, or compliance of the Seller with, the Trust Agreement or the consummation of any other transactions by TMSI, the Seller or the Servicer contemplated by the Sale and Servicing Agreement, the Purchase Agreement, this Agreement, the Indemnification Agreement, the Insurance Agreement, the Trust Agreement and the Pricing Agreement, as the case may be, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not opine) and such other approvals as have been obtained.

                                                (F)  Except as set forth
                           in the Prospectus Supplement, there is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, threatened against the Seller, the Servicer or TMSI which, in such counsel's judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of the Seller, the Servicer or TMSI or in any material impairment of the right or ability of the Seller, the Servicer or TMSI to carry on its business substantially as now conducted or result in any material liability on the part of the Seller, the Servicer or TMSI or which would draw into question the validity of this Agreement, the Pricing Agreement, the Certificates, the
                           Purchase Agreement, the Indemnification
                           Agreement, the Insurance Agreement, the Trust Agreement, the Sale and Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of any of the Seller, the Servicer or TMSI to perform under the terms of this Agreement, the Pricing Agreement, the Purchase Agreement, the Indemnification Agreement, the Insurance Agreement, the Sale and Servicing Agreement or the Trust Agreement, as applicable.

                                             In rendering its opinions, such
                  counsel may rely on certificates of responsible officers of the Seller, the Servicer and TMSI, and public officials or, as to matters of law other than New Jersey or the Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you). Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Representative.

                                            (iv)  The favorable opinion of
                  in-house counsel to the Servicer, or such other counsel acceptable to counsel for the Underwriters, dated as of Closing Time, satisfactory in form and substance to counsel for the Underwriters, to the effect that:

                                              Such counsel has been
                           advised of the Servicer's standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the vehicles financed by the Servicer pursuant to the retail installment sale contracts in the ordinary course of the Servicer's business. Assuming that the Servicer's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (such counsel having no reason to believe that the Servicer has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

                                              Such opinion may contain such
                  assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

                                         (v)  The favorable opinion, dated
                  as of Closing Time, of counsel for the Insurer, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                                 (A)  The Insurer is a
                  stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

                                                 (B)  The Policies, the
                           Indemnification Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Insurer.

                                                (C)  The Policies, the
                           Indemnification Agreement and the Insurance Agreement constitute valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of the Insurer and to the application of general principles of equity and subject, in the case of the Insurance Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities law.

                                               (D)  Each Policy is
                           exempt from registration under the Securities Act of 1933, as amended (the "Act").

                                               (E)  Neither the
                           execution nor the delivery by the Insurer of each Policy, the Indemnification Agreement or the Insurance Agreement, nor the performance by it of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the by-laws of the Insurer or, to the best of such counsel's knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which the Insurer is a party or by which it or any of its property is bound or, to the best of such counsel's knowledge, violate any judgment, order or decree applicable to the Insurer of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over the Insurer (except that in the published opinion of the Securities and Exchange Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Securities Act of 1933, as amended, and are therefore unenforceable).

                                           Such counsel shall additionally
                  state that nothing has come to its attention that has caused it to believe that, as of the date of the Prospectus Supplement, relating to the offer and sale of the Securities, to the Prospectus forming a part of the Registration Statement on Form S-3 (No. 333-14075) filed by the Company with the Securities and Exchange Commission and declared effective on December 9, 1996, or as of the date of counsel's opinion, the information set forth under the captions "The Insurer" and "The Policies" in the Prospectus Supplement, insofar as such statements constitute a description of the Policies, accurately summarize the Policies(such counsel not being required to express an opinion with respect to any financial statements or other financial information contained or referred to therein). Such statement may be given with the understanding that such information is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a Registrant under the Securities Act of 1933, as amended, in connection with the public offer and sale of securities of such registrant.

                                         In rendering this opinion, such
                  counsel may rely, as to matters of fact, on certificates of responsible officers of the Insurer, the Trustee and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                                         (vi)  The favorable opinion, dated
                  as of Closing Time, of Richards, Layton & Finger, in form and substance satisfactory, to counsel for the Underwriters, to the effect that:

                                                   (A)  The Owner Trustee
                           is a Delaware banking corporation duly incorporated and organized and validly existing under the laws of the State of Delaware.

                                                   (B)  The Owner Trustee
                           has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Sale and Servicing Agreement and, on behalf of the Trust, under the Indenture and the Sale and Servicing Agreement.

                                                   (C)  The execution and
                           delivery of the Trust Agreement, the Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture and the Sale and Servicing Agreement, and the performance by the Owner Trustee of its obligations under the Trust Agreement and the Sale and Servicing Agreement, as well as the performance by the Owner Trustee of its obligations on behalf of the Trust under the Indenture and the Sale and Servicing Agreement have been duly authorized by all necessary action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

                                                   (D)  The Trust Agreement
                           constitutes the valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

                                                   (E)  The execution and
                           delivery by the Owner Trustee of the Trust Agreement, the Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

                                                  (F)  Each of the Notes
                           and Certificates has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

                                                  (G)  Neither the
                           consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Owner Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

                                                 (H)  There are no
                           actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Owner Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement or the Sale and Servicing Agreement, as applicable.

                                                 (I)  The execution,
                           delivery and performance by the Owner Trustee of the Sale and Servicing Agreement, the Indenture or the Trust Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or resulting from any actions of the Owner Trustee that are unrelated to the transactions contemplated in such agreements.

                                                (J)  The Trust has been
                           duly formed and is validly existing as a business trust under the Business Trust
                           Statute. The Trust Agreement authorizes the
                           Trust to execute and deliver the Trust
                           Agreement, the Indenture and the Sale and Servicing Agreement, to issue the Notes and the Certificates and to grant the Trust Estate to the Trustee as security for the Notes.

                                                (K)  Assuming that the
                           Certificates have delivered to the Underwriter and paid for pursuant to the Underwriting Agreement, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

                                                (L)  To the extent that
                           Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Receivables has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware the Indenture Trustee will have a perfected security interest in such Receivables and the proceeds thereof, and such security interest will be prior to any other security interest that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under Section 9-312(4) of the UCC and temporarily perfected security interests in proceeds under Section 9-306(3) of the Delaware
                           UCC.

                                                (M)  No re-filing or
                           other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

                                                (N)  Under Section
                           3805(b) of the Business Trust Statute, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                                                (O)  Under Section
                           3805(c) of the Business Trust Statute, and assuming that the Sale and Servicing Agreement conveys good title to the Receivables to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders is the owner of the Receivables.

                                                (P)  The Delaware
                           Trustee is not required to hold legal title to the Trust Estate in order for the Trust to qualify as a business trust under the Act.

                                                (Q)  The execution and
                           delivery by the Owner Trustee of the Trust
                           Agreement and, on behalf of the Trust, the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                                                (R)  Neither the
                           consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Trust Agreement, the Indenture and the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

                   Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

                                            (vii)  The favorable opinion,
                  dated as of Closing Time, of Dewey Ballantine, counsel for the Indenture Trustee, the Indenture Collateral Agent, in form and substance satisfactory to counsel for the Underwriters.

                                            (viii)  Such other opinions as may
                  be requested by (i) the Rating Agencies, which opinions shall also be for the benefit of the Insurer and the Underwriters and (ii) the Insurer, which opinions shall also be for the benefit of the Underwriters.

                           (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, the Servicer or TMSI and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate signed by one or more duly authorized officers of TMSI and the Seller, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time; (iii) each of TMSI and the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                           (d) At or prior to the delivery of the Prospectus Supplement, the Representative shall have received from KPMG Peat Marwick a letter dated as of such date and in form and substance satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Servicer's servicing portfolio which are included in the Prospectus Supplement and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Servicer, (ii) certain information regarding the Receivables and the Receivables Files which are specified by the Representative and contained in the Prospectus Supplement and setting forth the results of such specified procedures and (iii) certain information regarding the Receivables and the Receivables Files which are specified by the Representative, as representative of the Underwriters, and contained in the Current Report on Form 8-K described in Section 5(1) hereof and setting forth the results of such specified procedures.

                           (e) At Closing Time, the Representative shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Indenture Trustee, dated as of Closing Time, as to the due acceptance of the Indenture by the Indenture Trustee and the due authentication of the Notes by the Indenture Trustee and such other matters as the Representative shall request.

                           (f) At Closing Time, the Representative shall have received a certificate signed by one or more duly authorized officers of the Seller, the Servicer and TMSI dated as of Closing Time to the effect that:

                                             (i)  the representations and
                  warranties of TMSI, the Seller and the Servicer in each of the Basic Documents to which it is a party are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

                                             (ii)  each of TMSI, the Seller and
                  the  Servicer has complied with all the agreements and
                   satisfied all the conditions on its part to be
                  performed or satisfied in connection with the sale and
                   delivery of the Securities;

                                             (iii)  all statements and
                  information contained in the Prospectus Supplement under the caption "The Receivables" and contained in the base Prospectus under the captions "The Receivables," "The Seller," "TMS Auto Finance," and "The Money Store" are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

                                            (iv)  the information set forth in
                  the Schedule of Receivables required to be furnished pursuant to the Sale and Servicing Agreement is true and correct in all material respects;

                                             (v)  the copies of the Charter and
                  By-laws of the Seller, the Servicer and TMSI attached to such certificate are true and correct and, are in full force and effect on the date thereof;

                                            (vi)  except as may otherwise be
                  disclosed in the Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting the Seller, the Servicer or TMSI, which if adversely determined, individually or in the aggregate, would adversely affect the Seller's or Servicer's obligations under any of the Basic Documents to which it is a party;

                                           (vii)  each person who, as an
                  officer or representative of the Seller, the Servicer or TMSI, as the case may be, signed (a) this Agreement, (b) the Sale and Servicing Agreement, (c) the Trust Agreement, (d) the Purchase Agreement, (e) the Pricing Agreement, (f) the Insurance Agreement, or (g) the Indemnification Agreement or
                  (h) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Sale and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

                                          (viii)  except as otherwise set forth
                  in the Sale and Servicing Agreement, each of the Receivables referred to in the Sale and Servicing Agreement was purchased by the Seller from TMS Auto Finance, which acquired it from a Dealer;

                                          (ix)  a certified true copy of the
                  resolutions of the board of directors of TMSI and the Seller with respect to the sale of the Securities subject to this Agreement and the Sale and Servicing Agreement, which resolutions have not been amended and remain in full force and effect are attached to such certificate;

                                          (x)  all payments received with
                  respect to the Initial Receivables after the Initial Cutoff Date, and certain payments received with respect to the Precomputed Receivables on or prior to the Initial Cutoff Date that relate to Scheduled Payments due after the Cutoff Date, as set forth in the Sale and Servicing Agreement, have been deposited in the Collection Account, and are, as of the Closing Date, in the Collection Account;

                                         (xi)  each of TMSI, the Seller and
                  the  Servicer has complied with all the agreements and
                   satisfied all the conditions on its part to be
                  performed or satisfied in connection with the issuance, sale and delivery of the Receivables and the Securities;

                                         (xii)  all statements contained in
                  the Prospectus with respect to TMSI, the Seller and the Servicer are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact;

                           (g) On or before the Closing Time the Seller shall have delivered to the Trustee, to hold in trust for the benefit of the holders of the Notes and Certificates, Initial Receivables with an aggregate Principal Balance as of the Initial Cutoff Date of approximately $185,927,062.83. TMSI and the Seller shall, immediately following the sale of the Securities, cause to be deposited with the Indenture Trustee, as collateral agent, for deposit (i) in the Pre-Funding Account (as defined in the Prospectus Supplement), cash in an amount equal to the sum of approximately $30,419,091.02 and (ii) in the Capitalized Interest Account (as defined in the Prospectus Supplement), cash in an amount equal to a sum satisfactory to the Insurer.

                           (h) The Policies shall have been delivered to the Trustee.

                           (i) At Closing Time, the Notes, and the Certificates shall have been rated "AAA" by S & P and "AAA"
          by Moody's and neither S&P nor Moody's shall have placed the Notes or the Certificates under surveillance or review with possible negative implications.

                           (j) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by TMSI, the Seller and the Servicer in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to TMSI and counsel for the Underwriters.

                  (k) On or before the Closing Time TMSI shall have delivered to the Representative a Current Report on Form 8-K containing a detailed description of the Receivables actually being delivered to the Owner Trustee and pledged to the Indenture Trustee at Closing Time, in form and substance satisfactory to the Representative.

                  (l) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interest in the Receivables to the Owner Trustee on behalf of the Trust and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Seller at any time at or prior to Closing time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 6. INDEMNIFICATION.

     (a) TMSI and the Seller jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of TMSI; and

                     (iii) against any and all expense whatsoever, as reasonably incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by such Underwriter) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue
         statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent
         that  any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (w),
(x), (y) and (z) of the immediately following paragraph; provided, further, such indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (w), (x), (y) and (z) of the immediately following paragraph and contained in the Prospectus or any preliminary prospectus shall not inure to the benefit of either Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Notes or Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Notes or Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter in a timely manner in accordance with Section 3(d).

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless TMSI and the Seller, their directors, each of TMSI's and Seller's officers who signed the Registration Statement, and each person, if any, who controls TMSI or the Seller within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in written information furnished by such Underwriter through the Representative specifically for use in the Prospectus Supplement, it being understood and agreed that the only such information is contained in (w) the seventh paragraph on the inside cover (discussing the risk of a lack of secondary trading) of the Prospectus Supplement (or any amendment or supplement thereto), (x) the first paragraph under "Risk Factors--Limited Liquidity" of the Prospectus, (y) the information contained under "Underwriting" of the Prospectus Supplement, and (z) any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Company, the Originators or any other person identified in this paragraph (b) for Computational Materials prepared by any other Underwriter.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section
6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, TMSI and the Seller jointly and severally, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by TMSI and the Seller jointly and severally, on the one hand, and the Underwriters, on the other hand (i) in such proportion as is appropriate to reflect the relative benefits received by TMSI and the Seller on the one hand and the Underwriters on the other from the sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TMSI and the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by TMSI and the Seller on the one hand and the Underwriters on the other shall be deemed to be in such proportion that the Underwriters are responsible for that portion represented by the excess, if any, of the purchase price received by the Underwriters for the sale of the Securities over the purchase price paid by the Underwriters for the Securities (the "Spread") (or, with respect to Computational Materials furnished by an Underwriter, the Spread received by such Underwriter with respect to the principal amount of Securities set forth next to such Underwriter's name on Schedule I hereto; and TMSI and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TMSI or the Seller or by any Underwriter through the Representative and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the Spread exceeds the amount of any damages which the Underwriters have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each respective director of the Seller, each officer of the Seller who signed the Registration Statement, and each respective person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.

     Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of TMSI and the Seller submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or by or on behalf of TMSI or the Seller, and shall survive delivery of the Securities to the Underwriters.

     Section 9. TERMINATION OF AGREEMENT.

     (a) The Representative may terminate this Agreement, by notice to TMSI and the Seller, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of TMSI, the Servicer or the Seller considered as one entity or the Insurer which, in the Representative's reasonable judgment, materially impairs the investment quality of the Notes or the Certificates; (ii) if there has occurred any downgrading in the rating of the claims-paying ability of the Insurer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) which, in the reasonable judgment of the Representative, materially impairs the investment quality or marketability of the Notes or the Certificates or if the claims-paying ability of the Notes or the Insurer has been put on the "watch list" of any such rating organization with negative implications; (iii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority;
(iv) if any banking moratorium has been declared by Federal or New York authorities; (v) any suspension or limitation of trading of any securities of TMSI on any exchange or in the over-the-counter market; or (vi) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the Representatives judgment, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes or the Certificates.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 10. COMPUTATIONAL MATERIALS. (a) It is understood that any Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Securities, subject to the following conditions:

     (i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

     (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

     (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

     (iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

     (v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with is agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

     (b) The Company shall file the Computational Materials (if any) provided to it by each Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

     Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Attention: Asset Finance Group (fax: (212) 723-8855); and notices to TMSI or the Seller shall be directed to it at 2840 Morris Avenue, Union, New Jersey 07083, Attention: Executive Vice President (fax: (908) 686-2649).

     Section 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, TMSI, the Seller and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, TMSI, the Seller and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, TMSI, the Seller and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes or Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase. TMSI and the Seller shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

     Section 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York time.

     Section 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to TMSI and the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and TMSI in accordance with its terms.

                                                   Very truly yours,

                                                   TMS AUTO HOLDINGS, INC.


                                                   By: ___________________
                                                       Name:
                                                       Title:

                                                   THE MONEY STORE INC.


                                                   By: ___________________
                                                       Name:
                                                       Title:


CONFIRMED AND ACCEPTED, as of the date first above written:


SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:  SMITH BARNEY INC.


By:  _______________________
        Name:
        Title:

                                                               SCHEDULE I



PRINCIPAL                                                     INITIAL
UNDERWRITER                       CLASS                   AMOUNT OF NOTES

Smith Barney Inc.                  A-1                     $105,000,000
Merrill Lynch, Pierce,             A-1                     $ 55,000,000
Fenner & Smith Incorporated
Smith Barney Inc.                  A-2                     $ 40,500,000
Merrill Lynch, Pierce,             A-2                     $ 20,000,000
Fenner & Smith Incorporated


PRINCIPAL                                                    INITIAL
UNDERWRITER                      CLASS                     AMOUNT OF
                                                          CERTIFICATES
Smith Barney Inc.                                          $ 4,500,000
Merrill Lynch, Pierce,                                         $ 0
Fenner & Smith Incorporated

                                                                   Exhibit A